EXHIBIT 21.1
                      HOSIERY CORPORATION OF AMERICA, INC.
                         SUBSIDIARIES OF THE REGISTRANT

          The following table lists each significant subsidiary of Hosiery Corporation of America, Inc. and its jurisdiction of organization.


                                                            Jurisdiction
                                                                 of
Subsidiary                                                  Organization
----------                                                  --------------
U.S. Textile Corporation (100% owned)...................... North Carolina
The Stonebury Group, Inc. (100% owned)..................... Nevada
Hosiery Corporation International, Inc. (100% owned)....... Delaware